OLD MUTUAL FUNDS II

AMENDMENT TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated January 23, 2008 to the Amended and Restated Expense Limitation Agreement dated December 21, 2006, as amended (the “Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective November 19, 2007, the name of OMF II was changed from Old Mutual Advisor Funds II to Old Mutual Funds II; and

WHEREAS, effective November 19, 2007, the name of the Old Mutual Emerging Growth Fund was changed to Old Mutual Developing Growth Fund; and

WHEREAS, effective on or about December 1, 2007, Advisor Class shares were liquidated and effective on or about January 1, 2008, Class R shares were liquidated; and

WHEREAS, the parties wish to amend Schedules A through F to the Expense Limitation Agreement to delete the Advisor Class and Class R Schedules and to reduce the expense limitations for the share classes of the Old Mutual Dwight Intermediate Fixed Income Fund.

NOW, THEREFORE, the parties agree as follows:

1.	Schedules A through F to the Expense Limitation Agreement shall be replaced with Schedules A through D attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL CAPITAL, INC.

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

AMENDED SCHEDULE A
DATED JANUARY 23, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Developing Growth Fund	0.53%	1.02%	1.55%
Old Mutual Focused Fund	0.60%	0.80%	1.40%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Fund	0.59%	0.81%	1.40%
Old Mutual Large Cap Growth Fund	0.58%	0.92%	1.50%
Old Mutual Large Cap Growth Concentrated Fund	0.55%	0.95%	1.50%
Old Mutual Mid-Cap Fund	0.45%	1.00%	1.45%
Old Mutual Select Growth Fund	0.55%	0.95%	1.50%
Old Mutual Small Cap Fund	0.40%	1.10%	1.50%
Old Mutual Strategic Small Company Fund	0.50%	1.10%	1.60%
Old Mutual TS&W Mid-Cap Value Fund	0.40%	1.00%	1.40%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.15%	1.55%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.53%	0.45%	0.98%
Old Mutual Dwight Intermediate Fixed Income Fund	0.33%	0.50%	0.83%
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%

AMENDED SCHEDULE B
DATED JANUARY 23, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	1.20%	0.90%	2.10%
Old Mutual Barrow Hanley Value Fund	1.20%	0.90%	2.10%
Old Mutual Columbus Circle Technology and Communications Fund	1.40%	1.05%	2.45%
Old Mutual Developing Growth Fund	1.28%	1.02%	2.30%
Old Mutual Focused Fund	1.35%	0.80%	2.15%
Old Mutual Growth Fund	1.225%	0.875%	2.10%
Old Mutual Heitman REIT Fund	1.30%	0.95%	2.25%
Old Mutual Large Cap Fund	1.34%	0.81%	2.15%
Old Mutual Large Cap Growth Fund	1.33%	0.92%	2.25%
Old Mutual Large Cap Growth Concentrated Fund	1.30%	0.95%	2.25%
Old Mutual Mid-Cap Fund	1.20%	1.00%	2.20%
Old Mutual Select Growth Fund	1.30%	0.95%	2.25%
Old Mutual Small Cap Fund	1.15%	1.10%	2.25%
Old Mutual Strategic Small Company Fund	1.25%	1.10%	2.35%
Old Mutual TS&W Mid-Cap Value Fund	1.15%	1.00%	2.15%
Old Mutual TS&W Small Cap Value Fund	1.15%	1.15%	2.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	1.28%	0.45%	1.73%
Old Mutual Dwight Intermediate Fixed Income Fund	1.08%	0.50%	1.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%

AMENDED SCHEDULE C
DATED JANUARY 23, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.20%	0.90%	1.10%
Old Mutual Columbus Circle Technology and Communications Fund	0.40%	1.05%	1.45%
Old Mutual Developing Growth Fund	0.28%	1.02%	1.30%
Old Mutual Focused Fund	0.35%	0.80%	1.15%
Old Mutual Growth Fund	0.225%	0.875%	1.10%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Fund	0.34%	0.81%	1.15%
Old Mutual Large Cap Growth Fund	0.33%	0.92%	1.25%
Old Mutual Large Cap Growth Concentrated Fund	0.30%	0.95%	1.25%
Old Mutual Mid-Cap Fund	0.20%	1.00%	1.20%
Old Mutual Select Growth Fund	0.30%	0.95%	1.25%
Old Mutual Small Cap Fund	0.15%	1.10%	1.25%
Old Mutual Strategic Small Company Fund	0.25%	1.10%	1.35%
Old Mutual TS&W Mid-Cap Value Fund	0.12%	1.00%	1.12%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.15%	1.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight Intermediate Fixed Income Fund	0.08%	0.50%	0.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%

 AMENDED SCHEDULE D
DATED JANUARY 23, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Advantage Growth Fund	0.00%	1.00%	1.00%
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Core Bond Fund	0.00%	0.70%	0.70%
Old Mutual Barrow Hanley Value Fund	0.00%	0.90%	0.90%
Old Mutual Columbus Circle Technology and Communications Fund	0.15%	1.05%	1.20%
Old Mutual Developing Growth Fund	0.03%	1.02%	1.05%
Old Mutual Discover Value Fund	0.00%	1.17%	1.17%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Growth Fund	0.075%	0.875%	0.95%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Fund	0.04%	0.81%	0.85%
Old Mutual Large Cap Growth Fund	0.03%	0.92%	0.95%
Old Mutual Large Cap Growth Concentrated Fund	0.00%	0.95%	0.95%
Old Mutual Mid-Cap Fund	0.00%	1.00%	1.00%
Old Mutual Select Growth Fund	0.00%	0.95%	0.95%
Old Mutual Small Cap Fund	0.00%	1.10%	1.10%
Old Mutual Strategic Small Company Fund	0.00%	1.10%	1.10%
Old Mutual TS&W Mid-Cap Value Fund	0.00%	1.00%	1.00%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight High Yield Fund	0.00%	0.80%	0.80%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.50%	0.50%
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%